FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is dated as of the 22nd day of November, 2006, among NNN APARTMENT REIT HOLDINGS, L.P. (“Borrower”), NNN APARTMENT REIT, INC., APARTMENT REIT WALKER RANCH, LP and APARTMENT REIT WALKER RANCH GP, LLC (collectively, the “Guarantors”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”), and the lenders a party hereto (collectively, the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Lenders are party to that certain Credit Agreement, dated as of October 31, 2006 (the “Credit Agreement”);

WHEREAS, the Borrower has requested, and the Agent and the Lenders have agreed to, certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Guarantors, the Agent and the Lenders hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2. Modification of the Credit Agreement. The Borrower, the Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a) By deleting the definition of “Interest Period” in Section 1.1 of the Credit Agreement in its entirety, and inserting in lieu thereof the following language:

““Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending one, two, three or six months (or, with the approval of all Lenders, less than thirty (30) days) thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period of one, two, three or six months that commences on the last Business Day of a calendar month shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for a Revolving Loan shall end after the Revolving Loan Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).”

(b) By deleting the language appearing in Section 11.8 of the Credit Agreement in its entirety, and inserting in lieu thereof the following language:

“The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. In the event that Wachovia Bank shall assign all or any portion of its Commitment and (a) as a result thereof, its Commitment is less than $15,000,000.00 and (b) immediately after giving effect to such assignment LaSalle Bank National Association has a Commitment of $15,000,000.00 or greater, then Wachovia Bank shall promptly provide written notice to the Lenders and the Requisite Lenders (excluding Wachovia Bank) shall have the right (so long as LaSalle Bank National Association has a Commitment of $15,000,000.00 or greater), to be exercised within fifteen (15) days of delivery of such notice by Wachovia Bank, to elect to remove Wachovia Bank as Agent and replace Wachovia Bank as Agent, subject to the terms of this Section 11.8. Any such resignation or removal shall also constitute Agent’s resignation as Swingline Lender and may, at such Agent’s option, also constitute its resignation as Issuing Lender. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent, Swingline Lender and Issuing Lender, as applicable, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000.00, which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its affiliates as a successor Agent, Swingline Lender and Issuing Lender). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Agent’s giving of notice of resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $5,000,000,000.00. Upon the acceptance of any appointment as Agent, Swingline Lender and/or Issuing Lender hereunder by a successor Agent, such Successor Agent, Swingline Lender and Issuing Lender, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents as Agent, Swingline Lender and Issuing Lender, as applicable. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XI and all provisions of this Agreement relating to Swingline Loans or Letters of Credit shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent, Swingline Lender or Issuing Lender under the Loan Documents. If the resigning or removed Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning or removed Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning or removed Agent.”

3. Restatement of Representations and Warranties. The Borrower and Guarantors hereby restate and renew each and every representation and warranty heretofore made by them in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date) and with specific reference to this First Amendment and all other loan documents executed and/or delivered in connection herewith.

4. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.

5. Acknowledgment of the Borrower and Guarantors. The Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of the Borrower and Guarantors enforceable against the Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this First Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of the Borrower’s or any Guarantors’ obligations under the Loan Documents.

6. Acknowledgment of Agent, Lenders, Borrower and Guarantors. The Borrower and Guarantors, the Agent, and the Lenders hereby acknowledge, represent and agree that the Commitment of Wachovia Bank, National Association, as of the date of this First Amendment, shall be THIRTY-SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($37,500,000.00), and that the Commitment of LaSalle Bank National Association, as of the date of this First Amendment, shall be THIRTY-SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($37,500,000.00).

7. No Default. By execution hereof, the Borrower and Guarantors certify that each of them is and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this First Amendment, and that no Default or Event of Default has occurred and is continuing.

8. Waiver of Claims. The Borrower and Guarantors acknowledge, represent and agree that none of the Borrower or any Guarantor has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of the Agent or any Lender, or any past or present officers, agents or employees of the Agent or any Lender, and the Borrower and each Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

9. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents and the Credit Agreement as modified and amended herein. Nothing in this First Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and Guarantors under the Loan Documents.

10. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (which may be by telecopier pursuant to Section 14 below) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

11. Section References. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

12. Further Assurances. The Borrower and Guarantors agree to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

13. Governing Law. This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

14. Conditions Precedent. This First Amendment shall become effective only upon (i) execution hereof by the Agent, and (ii) execution and return to counsel for the Agent at the telecopier number set forth below of a copy hereof by the Borrower, the Guarantors and the Requisite Lenders. Executed copies hereof shall be sent by facsimile to counsel for the Agent, McKenna Long & Aldridge, LLP, Attention: William F. Timmons, at Telecopier number 404-527-4198, Confirmation number 404-527-8380.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent, and the Lenders have caused this First Amendment to be duly executed, under seal, by their duly authorized officers as of the day and year first above written.

BORROWER:

NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership

By: NNN Apartment REIT, Inc., a Maryland corporation, its sole general partner

By: /s/ Louis J. Rogers
Name: Louis J. Rogers
Title: President

[SEAL]

GUARANTORS:

NNN APARTMENT REIT, INC., a Maryland corporation

By: /s/ Louis J. Rogers
Name: Louis J. Rogers
Title: President

[SEAL]

[Signatures Continued on Next Page]
[Signature Page to First Amendment to Credit Agreement with NNN Apartment REIT
Holdings, L.P.]

NNN APARTMENT REIT WALKER, LP, a Texas limited partnership

By: NNN Apartment REIT Walker Ranch GP, LLC, a Delaware limited liability company, its General Partner

By: NNN Apartment REIT Holdings, L.P., a Virginia limited partnership, its Manager

By: NNN Apartment REIT, Inc., a Maryland corporation, its General Partner

By: /s/ Louis J. Rogers

Name: Louis J.Rogers Title: President

[SEAL]

[Signatures Continued on Next Page]
[Signature Page to First Amendment to Credit Agreement with NNN Apartment REIT
Holdings, L.P.]

NNN APARTMENT REIT WALKER RANCH GP, LLC, a Delaware limited liability company

By: NNN Apartment REIT Holdings, L.P., a Virginia limited partnership, its Manager

By: NNN Apartment REIT, Inc., a Maryland corporation, its General Partner

By: /s/ Louis J. Rogers
Name: Louis J. Rogers
Title: President

[SEAL]

[Signature Page to First Amendment to Credit Agreement with NNN Apartment REIT
Holdings, L.P.]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By: /s/Cathy A. Casey
Name: Cathy A. Casey
Title: Managing Director

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ A. Brad Feine
Name: A. Brad Feine
Title: AVP